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                                                                    Exhibit 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made part of this registration statement.


Paris, France,
July 20, 2000


BARBIER FRINAULT & ASSOCIES
     ARTHUR ANDERSEN


   /s/ Pierre Jouanne
------------------------------
Pierre Jouanne